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                                                                EXHIBIT 23



        CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated March 1, 1994, with respect to the consolidated financial statements of KeyCorp for the year ended December 31, 1993, (as restated to give effect to the March 1, 1994 merger of KeyCorp and Society) incorporated by reference in this Current Report (Form 8-K):

        *    Form S-3 No. 33-5064
             Form S-3 No. 33-10634
             Form S-3 No. 33-39733
             Form S-3 No. 33-39734
             Form S-3 No. 33-51652

        *    Form S-4 No. 33-31569
             Form S-4 No. 33-44657
             Form S-4 No. 33-51717

        *    Form S-8 No. 2-67589
             Form S-8 No. 2-96769
             Form S-8 No. 2-97452
             Form S-8 No. 33-21643
             Form S-8 No. 33-42691
             Form S-8 No. 33-45518
             Form S-8 No. 33-46278
             Form S-8 No. 33-52293
             Form S-8 No. 33-57408

        * Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)


                                                        Ernst & Young
Cleveland, Ohio
April 19, 1994